     As filed with the Securities and Exchange Commission on March 7, 2000

                                                    Registration No.333-
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        -------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        -------------------------------


                                NATCO GROUP INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                   22-2906892
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                    Identification No.)

                            BROOKHOLLOW CENTRAL III
                        2950 NORTH LOOP WEST, SUITE 750
                              HOUSTON, TEXAS 77092
          (Address of principal executive offices, including zip code)

                        -------------------------------

                          DIRECTORS COMPENSATION PLAN
                         EMPLOYEE STOCK INCENTIVE PLAN
                         NATCO STOCK OPTION ARRANGEMENT


                            (Full title of the plan)

                                J. MICHAEL MAYER
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                NATCO GROUP INC.
                            BROOKHOLLOW CENTRAL III
                        2950 NORTH LOOP WEST, SUITE 750
                              HOUSTON, TEXAS 77092
                    (Name and address of agent for service)

                                 (713) 683-9292
         (Telephone number, including area code, of agent for service)

                                   Copies to:

                              William E. Joor III
                             Vinson & Elkins L.L.P.
                       2300 First City Tower, 1001 Fannin
                              Houston, Texas 77002
                                 (713) 758-2222

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                                     PROPOSED
                 TITLE OF                  MAXIMUM              PROPOSED              MAXIMUM
             SECURITIES TO BE            AMOUNT TO BE       MAXIMUM OFFERING         AGGREGATE           AMOUNT OF
                REGISTERED             REGISTERED (1)      PRICE PER SHARE (2)    OFFERING PRICE     REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Directors Compensation Plan              60,000 shares            $8.81               $528,600           $139.55
   Class A Common Stock,
   $0.01 par value...................
======================================================================================================================

Employee Stock Incentive Plan
   Class A Common Stock,                700,000 shares           $10.00             $7,000,000         $1,847.99
   $0.01 par value...................
======================================================================================================================
NATCO Stock Option Arrangement        1,081,863 shares           $10.00            $10,818,630         $2,856.11
   Class A Common Stock,
   $0.01 par value...................
======================================================================================================================

(1) Pursuant to Rule 416(c) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Class A Common Stock which become issuable under the Directors Compensation Plan, the Employee Stock Incentive Plan, and the NATCO Stock Option Arrangement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Class A Common Stock.
(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. Specifically, the offering price per share is based on the price at which the options may be exercised.

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
                                    PART II
              INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following are incorporated by reference and made a part of this prospectus: (i) the NATCO Group Inc. Prospectus dated January 27, 2000 filed with the Securities & Exchange Commission (the "Commission") by NATCO Group Inc. (the "Company") on February 1, 2000 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the "Securities Act"); and (ii) the Description of our Capital Stock contained in our Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and declared effective on January 27, 2000, including any amendments or reports filed for the purpose of updating such description.

      All documents we have filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered by this prospectus have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference of this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.    DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Restated Certificate of Incorporation, a copy of which is filed as
Exhibit 3.1 to our Registration Statement on Form S-1 (No. 333-48851), provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may be hereafter amended (the "DGCL"), no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Article VI of our Amended and Restated Bylaws also provides that we may maintain insurance, at our own expense, to protect the Company and any director, officer, employee or agent of the Company or of another entity against any expense, liability, or loss, regardless of whether the Company would have power to indemnify such person against such expense, liability or loss under the DGCL.

      Section 145 of the DGCL authorizes, inter alia, a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was an officer or director of such corporation, or is or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of that corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if that person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs. Section 145 provides that indemnification pursuant to its provision is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      Section 145 of the DGCL also empowers us to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company against liability asserted against or incurred by him in any such capacity, whether or not we would have the power to indemnify such officer or director against such liability under the provisions of Section 145.

      In addition, the Company has entered into indemnification agreements with our directors and officers. These indemnification agreements, among other things, indemnify our directors and officers for certain expenses (including attorneys' fees), judgments, fines, and settlement payments incurred by such person in any action, including in some circumstances an action by or in the right of the Company, in connection with the good faith performance of their duties as a director or officer. The indemnification agreements also provide for the advance payment by the Company of defense expenses incurred by the director or officer; however, the affected director or officer must undertake to repay such amounts if it is ultimately determined that such director or officer is not entitled to be indemnified.


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.    EXHIBITS.

      Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

     3.1       Certificate of Incorporation of the Company, as amended (filed with the Commission as Exhibit
               3.1 to the Company's Registration Statement on Form S-1 (No. 333-48851) and incorporated herein by reference)

     3.2       Certificate of Designation of Series A Junior Participating Preference Stock (filed with the
               Commission as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 333-
               48851) and incorporated herein by reference

     3.3       Amended and Restated Bylaws of the Company (filed with the Commission as Exhibit 3.3 to the
               Company's Registration Statement on Form S-1 (No. 333-48851) and incorporated herein by reference)

     4.1       Specimen Common Stock certificate (filed with the Commission as Exhibit 4.1 to the Company's
               Registration Statement on Form S-1 (No. 333-48851) and incorporated herein by reference)

     5.1       Opinion of Vinson & Elkins L.L.P.

    10.1       Directors Compensation Plan (filed with the Commission as Exhibit 10.1 to the Company's
               Registration Statement on Form S-1 (No. 333-48851) and incorporated by reference)

    10.3       Employee Stock Incentive Plan (filed with the Commission as Exhibit 10.3 to the Company's Registration Statement Form S-1 (No. 333-48851) and
               incorporated by reference)

    10.4       NATCO Stock Option Arrangement

    23.1       Consent of KPMG LLP

    23.2       Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

    24.1       Powers of Attorney (included on the signature page to this Registration Statement)


                                  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
      Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of March, 2000.

                                        NATCO Group Inc.

                                        By:        /s/ NATHANIEL A. GREGORY
                                            -------------------------------
                                                   Nathaniel A. Gregory
                                                   Chief Executive Officer and
                                                   Chairman of the Board


      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nathaniel A. Gregory and Daniel R. Carter or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 7th day of March, 2000.


          SIGNATURE                                    TITLE
          ---------                                    -----

  /s/ NATHANIEL A. GREGORY                   Chairman of the Board and
 --------------------------                  Chief Executive Officer
    Nathaniel A. Gregory                     (Principal Executive Officer)


    /s/ J. MICHAEL MAYER                     Senior Vice President and
   ----------------------                    Chief Financial Officer
      J. Michael Mayer                       (Principal Financial Officer)


    /s/STEPHEN J. GOODLAND                   Vice President - Finance and
   -----------------------                   Accounting (Principal
     Stephen J. Goodland                     Accounting Officer)


 /s/ HERBERT S. WINOKUR, JR.                 Director
----------------------------
   Herbert S. Winokur, Jr.


     /s/ JOHN U. CLARKE                      Director
    --------------------
       John U. Clarke


   /s/ PATRICK M. MCCARTHY
  -------------------------                  Director
     Patrick M. McCarthy



     /s/ HOWARD I. BULL                      Director
    --------------------
       Howard I. Bull

    /s/ KEITH K. ALLAN                       Director
   --------------------
      Keith K. Allan


 /s/ GEORGE K. HICKOX, JR.                   Director
---------------------------
   George K. Hickox, Jr.

                               INDEX TO EXHIBITS

 3.1       Certificate of Incorporation of the Company, as amended (filed with the Commission as
           Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No. 333-48851) and
           incorporated herein by reference)

 3.2       Certificate of Designation of Series A Junior Participating Preference Stock (filed with the
           Commission as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 48851)
           and incorporated herein by reference

 3.3       Amended and Restated Bylaws of the Company (filed with the Commission as Exhibit 3.3 to the
           Company's Registration Statement on Form S-1 (No. 333-48851) and incorporated herein by reference)

 4.1       Specimen Common Stock certificate (filed with the Commission as Exhibit 4.1 to the Company's
           Registration Statement on Form S-1 (No. 333-48851) and incorporated herein by reference)

 5.1       Opinion of Vinson & Elkins L.L.P.

 10.1      Directors Compensation Plan (filed with the Commission as Exhibit 10.1 to the Company's
           Registration Statement on Form S-1 (No. 333-48851) and incorporated by reference)

 10.3      Employee Stock Incentive Plan (filed with the Commission as Exhibit 10.3 to the Company's Registration Statement Form S-1 (No. 333-48851) and
           incorporated by reference)

 10.4      NATCO Stock Option Arrangement

 23.1      Consent of KPMG LLP

 23.2      Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

 24.1       Powers of Attorney (included on the signature page to this Registration Statement)